UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

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IEC ELECTRONICS CORP.
(Name of Registrant as Specified in its Charter)

VINTAGE OPPORTUNITY PARTNERS LP
VINTAGE CAPITAL MANAGEMENT, LLC
KAHN CAPITAL MANAGEMENT, LLC
BRIAN R. KAHN
KEITH M. BUTLER
CHARLES P. HADEED
LYNN J. HARTRICK
ANDREW M. LAURENCE
JEREMY R. NOWAK
JEFFREY T. SCHLARBAUM
ERIC SINGER

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VINTAGE CAPITAL ANNOUNCES THAT ISS RECOMMENDS IEC ElECTRONICS STOCKHOLDERS vote on the Gold proxy card

ISS FINDS THAT WEAKENING FINANCIAL PERFORMANCE SUGGESTS

CURRENT BOARD OVERSIGHT IS INSUFFICIENT

Orlando, FL, January 16, 2015 – Vintage Capital Management, LLC (“Vintage”), the largest stockholder of IEC Electronics Corp. (NYSE MKT:IEC), today announced that ISS, one of the world’s leading proxy advisors, recommended in favor of substantial change to IEC’s Board of Directors. ISS recommended that stockholders vote on the GOLD proxy card for Vintage’s nominees, Keith Butler, Charles Hadeed, and Andrew Laurence, and, in addition, Vintage recommends that stockholders vote for Lynn Hartrick, Jeremy Nowak, Jeffrey Schlarbaum, and Eric Singer.

In its January 16th report, ISS found that IEC’s “weakening financial performance over the past five fiscal years suggests the board’s oversight was insufficient.” Significantly, ISS noted that “the risk of a complete change in the board ... is likely less worrisome than the risk of leaving all seven incumbents in place, and missing entirely the opportunity to effect meaningful change in the company’s performance.”

ISS went further, agreeing with Vintage that the Southern California Braiding (“SCB”) acquisition was a failure of supervision by IEC’s Board of Directors. ISS states that the “SCB acquisition had significant adverse effects on the company” and “it is difficult to see particularly after the writedown how any meaningful benefits of this acquisition worth can be realized.” ISS agrees that this highlights a more significant problem in the boardroom: “Though in its presentations management continues to emphasize ‘keeping a long term view’ and ‘being patient,’ the longer-term record of underperformance, punctuated by a large failed merger, underscores [Vintage’s] question of whether the long-term view from the boardroom is altogether compelling.”

As long-time chairman and current CEO, W. Barry Gilbert, recently wrote to stockholders, IEC’s “performance has not been brilliant over these last two years.” Vintage could not agree more and the ISS recommendation has only affirmed that belief. Vintage urges all IEC stockholders to vote on the GOLD card for its qualified nominees and for necessary change on IEC’s Board of Directors.

Vintage understands that there are many employees who are supportive of its nominees, but are concerned about confidentiality and potential retribution from the incumbent management. Stockholders should take comfort that if they hold their shares beneficially through a broker, only their broker will receive their voting instructions, which will then be aggregated and voted along with all shares at that broker. This will make it extremely difficult for either side to independently determine how any particular stockholder voted. If they hold their shares in registered name and wish to vote on a GOLD card for the Vintage nominees, their vote will be submitted by Vintage to IEC’s independent inspector of elections at the annual meeting. Vintage and its nominees encourage all stockholders to vote their shares and let their voices be heard by IEC.

ABOUT VINTAGE CAPITAL MANAGEMENT, LLC:

Vintage Capital Management, LLC (“Vintage”) is a value-oriented, operations-focused private and public equity investor specializing in the aerospace & defense, manufacturing and consumer sectors with a 15-year track record of consistently successful returns. Vintage adheres strictly to a capital preservation approach defined by its commitment to control (economic or otherwise); vigilant analysis; structural advantages; and partnership with successful operators well known to Vintage.

CONTACT:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger, 212-750-5833